UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 1, 2016

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 1, 2016, PetroQuest Energy, Inc. (the “Company”), the subsidiary guarantors party thereto, and U.S. Bank National Association, as successor trustee to The Bank of New York Mellon Trust Company, N.A., entered into the Fourth Supplemental Indenture (the “Supplemental Indenture”) implementing certain amendments and waivers to the Indenture (as amended and supplemented to date, the “Indenture”) governing the Company’s outstanding 10% Senior Notes due 2017 (the “Old Notes”) following the Company’s receipt of requisite consents of the holders of the Old Notes pursuant to the consent solicitation in respect of the Old Notes that commenced on January 14, 2016 (the “Consent Solicitation”). The Supplemental Indenture eliminates or waives substantially all of the restrictive covenants and certain default provisions respecting the Indenture and the Old Notes. The Supplemental Indenture is effective upon execution but will only become operative upon consummation of the Exchange Offer (as defined below) and Consent Solicitation.
The foregoing description of the Supplemental Indenture is not complete and is qualified by reference to the Supplemental Indenture, which is filed herewith as Exhibit 4.1 and is incorporated by reference in this current report.
Item 8.01 Other Events
Resignation and Appointment of Trustee

The Bank of New York Mellon Trust Company, N.A. resigned as trustee under the Indenture. U.S. Bank National Association has accepted the appointment as successor trustee under the Indenture. The resignation and appointment were effective on February 1, 2016.

Exchange Offer Early Participation Results

On February 3, 2016, the Company issued a press release announcing the results as of the early tender date (the “Early Tender Date”) for its private offer (the “Exchange Offer”) to eligible holders to exchange up to $300 million aggregate principal amount of the Old Notes, for up to (A) $75 million of cash, (B) $202.5 million aggregate principal amount of its newly issued 10% Second Lien Senior Secured Notes due 2021, and (C) 6,000,000 shares of its common stock, all on the terms and subject to the conditions set forth in a Confidential Information Memorandum and Consent Solicitation Statement. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference in this current report.

This filing shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.
Exhibit Number            Description of Exhibit

4.1	Fourth Supplemental Indenture, dated as of February 1, 2016, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and U.S. Bank National Association.

99.1	Press Release dated February 3, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 3, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer